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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Desmond John Heathwood, hereby constitutes and appoints William J. Kelly and Mary Ann Iudice his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, to sign any Schedule 13G or Schedule 13D relating to beneficial ownership and changes in beneficial ownership of equity securities of the companies set forth on Exhibit A hereto (each, a "Company" and, collectively, the "Companies"), and any amendment thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and submit copies thereof to any securities exchange or automated quotation system and to the applicable Company, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof. This power-of-attorney shall expire at such time as the undersigned ceases to be subject to filing requirements under Section 13(d) and/or 13(g) under the Securities and Exchange Act of 1934, as amended, with respect to the Companies.


                                                     /s/ Desmond John Heathwood
                                                     --------------------------
                                                     Desmond John Heathwood

                                                     Dated:   February 1, 2000














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                                    EXHIBIT A

                     Companies Subject to Power of Attorney
                          Dated as of February 1, 2000

                            BlackRock, Inc.
                            East West Bancorp, Inc.
                            FBR Asset Investment Corporation
                            The Grand Union Company
                            Imperial Credit Industries, Inc.
                            LNR Property Corporation
                            Newport News Shipbuilding
                            LaSalle Re Holdings Limited
                            Swift Energy Company